Exhibit 4.21

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (this “Trademark Security Agreement”) is made as of this 30th day of September 2021, by IBEX GLOBAL SOLUTIONS, INC., a Delaware corporation, and ISKY, LLC, a Delaware limited liability company (each a “Grantor”, and collectively the “Grantors”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity agent for the Lenders (together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Fifteenth Amendment to Revolving Credit and Security Agreement dated as of the date hereof (as may hereafter be amended, restated, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, the “Credit Agreement”) by and among Grantors, DIGITAL GLOBE SERVICES, LLC, a Delaware limited liability company (“DGS”), TELSATONLINE, LLC, a Delaware limited liability company (“TelSatOnline”), and 7 DEGREES LLC, a Delaware limited liability company (“7 Degrees)”, and together with IBEX GLOBAL SOLUTIONS, INC., a Delaware limited liability company, DGS and TelSatOnline, the “Existing Borrowers”), iSKY, LLC, a Delaware limited liability company and the successor by conversion to iSky, Inc., a Delaware corporation (“Joining Borrower” and together with the Existing Borrowers and with any other Person joined to the Loan Agreement hereafter from time to time as a borrower, collectively the “Borrowers”), the lenders from time to time party thereto (the “Lenders”) and Agent, the Lenders agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, pursuant to the Credit Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Lenders, this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agrees as follows:

1.DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

2.GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL.  To secure the payment and performance of the Obligations under the Credit Agreement, Grantors hereby grant to Agent, for its benefit and the benefit of the Lenders, and reaffirms its prior grant pursuant to the Credit Agreement of, a continuing first priority security interest in and lien on all of Grantors’ right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a)all of Grantors’ trademarks, trademark applications, service marks, trade names, mask works and associated goodwill (collectively, “Trademarks”), and licenses for any of the foregoing (“Licenses”), including those referred to on Schedule I hereto;

(b)all reissues, continuations, continuations-in-part, substitutes, extensions or renewals of and improvements on the foregoing; and

(c)all products and proceeds of the foregoing, including any claim by Grantors against third parties for past, present or future infringement or dilution of any Trademark or any Trademark licensed under any License.

3.SECURITY FOR OBLIGATIONS.  This Trademark Security Agreement and the security interest created hereby secure the payment and performance of all the Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, to Agent, the Lenders or any of them, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding involving Grantors.

4.CREDIT AGREEMENT.  The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Lenders, pursuant to the Credit Agreement.  Grantors hereby acknowledge and affirm that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5.REPRESENTATIONS AND WARRANTIES.   Grantors hereby represents and warrants that Schedule I hereto lists all registered Trademark Collateral of Grantors as of the date hereof.

6.AUTHORIZATION TO SUPPLEMENT.  If Grantors shall obtain rights to any new Trademarks or Licenses for Trademarks, this Trademark Security Agreement shall automatically apply thereto.  Grantors shall give prompt notice in writing to Agent with respect to any such new Trademarks or Licenses for Trademarks.  Without limiting Grantors’ obligations under this Section 5, Grantors hereby authorize Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new Trademarks or Licenses for Trademarks of Grantors.  Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

7.COUNTERPARTS.  This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  In proving this Trademark Security Agreement or any Other Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

8.CONSTRUCTION.  Unless the context of this Trademark Security Agreement or any Other Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this

Trademark Security Agreement or any Other Document refer to this Trademark Security Agreement or such Other Document, as the case may be, as a whole and not to any particular provision of this Trademark Security Agreement or such Other Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Trademark Security Agreement unless otherwise specified.  Any reference in this Trademark Security Agreement or in any Other Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein or in any Other Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms of the Credit Agreement) of all Obligations other than unasserted contingent indemnification Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

9.GOVERNING LAW.This Agreement and the transactions contemplated hereby shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

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IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	IBEX GLOBAL SOLUTIONS, INC.,
a Delaware corporation

	By:	/s/ Robert Dechant
Name: Robert Dechant
Title: Chief Executive Officer

ISKY, LLC,
a Delaware LLC

	By:	/s/ Jeffrey Cox
Name: Jeffrey Cox
Title: President

Signature Page to Trademark Security Agreement

ACCEPTED AND	PNC BANK, NATIONAL ASSOCIATION,
ACKNOWLEDGED BY:	as Agent

	By:	/s/ Jacqueline MacKenzie
Name:
Title:

Signature Page to Trademark Security Agreement

SCHEDULE I

TO

TRADEMARK SECURITY AGREEMENT

Trademarks

Owner: Ibex Global Solutions, Inc.

Mark	Jurisdiction	Registration Number	Filing or Registration Date	Goods/Services	Status
IBEX GLOBAL	USA	85864063	10/29/2013	Business process outsourcing services in the field of customer contact centers and customer care and support centers (Class 35)	Registered
IBEX GLOBAL	Canada	TMA875367	04/10/2013	Business process outsourcing services in the field of customer contact centers and customer care and support centers	Registered
IBEX GLOBAL	CTM	1199913	06/02/2014	Business process outsourcing services in the field of customer contact centers and customer care and support centers	Registered
IBEX GLOBAL	OAPI	78309; 78798	04/12/2013	Business process outsourcing services in the field of customer contact centers and customer care and support centers	Registered
IBEX GLOBAL	Pakistan	335654	06/03/2013	Business process outsourcing services in the field of customer contact centers and customer care and support centers	Registered
IBEX GLOBAL	Philippines	501326	04/03/2014	Business process outsourcing services in the field of customer contact centers and customer care and support centers	Registered
IBEX.	USA	6062663	08/16/2019	Business process outsourcing services in the field of customer	Registered

				contact centers and customer care and support centers
IBEX	Philippines	42020001209	01/24/2020	Business process outsourcing services in the field of customer contact centers and customer care and support centers	Registered
IBEX	Pakistan		01/24/20	Business process outsourcing services in the field of customer contact centers and customer care and support centers	Pending

Owner: iSky, Inc.

Mark	Jurisdiction	Registration Number	Filing or Registration Date	Goods/Services	Status
CLEARVIEW	USA	5230123	06/27/2017

Providing temporary use of non-downloadable computer and mobile device software for performance management for purpose of brand management, namely, analyzing, and compiling data for measuring the performance of trademarks and service marks (Class 42)

					Registered